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                                                                       EXHIBIT 3

                                                                       EXHIBIT A


                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                          OPTIONAL AND OTHER RIGHTS OF
                  SERIES E JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                                 METROCALL, INC.


         Metrocall, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, adopted the following resolution at a meeting on February 18, 2000.

         WHEREAS, the Board of Directors of the Corporation is authorized by the Restated Certificate of Incorporation, as amended, to issue up to 1,000,000 shares of preferred stock in one or more classes or series and, in connection with the creation of any class or series, to fix by the resolutions providing for the issuance of shares the designation, number, powers, preferences and relative, participating, optional and other rights of the class or series and the qualifications, limitations or restrictions thereof; and

         WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock and the number of shares constituting the series;

         NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.

                                              /s/ SHIRLEY B. WHITE
                                              ----------------------------------
                                              Shirley B. White
                                              Assistant Secretary

ATTEST:

/s/ VINCENT D. KELLY
------------------------
Vincent D. Kelly
Chief Financial Officer
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                                                                         ANNEX A


                  SERIES E JUNIOR PARTICIPATING PREFERRED STOCK


                  The designation, number, powers, preferences and relative, participating, optional and other rights of the Series E Junior Participating Preferred Stock of Metrocall, Inc. (the "Corporation") are as follows:

SECTION 1.        DESIGNATION AND AMOUNT.

         This series of preferred stock shall be designated as "Series E Junior Participating Preferred Stock," and shall have $0.01 par value per share. The number of authorized shares constituting this series shall be 100,000 shares. The Corporation may issue fractional shares of Series E Junior Participating Preferred Stock.

SECTION 2.        DIVIDENDS AND DISTRIBUTIONS.

                  (a) The rate of dividends payable per share of Series E Preferred Shares on the first day of January, April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series E Preferred Shares, shall be (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series E Preferred Shares. Dividends on the Series E Preferred Shares shall be paid out of funds legally available for such purpose. In the event the Corporation shall at any time after February 25, 2000 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Series E Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Dividends shall begin to accrue and be cumulative on outstanding Series E Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of
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such Series E Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series E
Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series E Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rat a share-by-share basis among all such shares at the time outstanding.

SECTION 3.        VOTING RIGHTS.

         In addition to any other voting rights required by law, subject to the provision for adjustment hereinafter set forth, each Series E Preferred Share shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation at any time after the Rights Declaration Date (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series E Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as otherwise provided herein, in the certificate of incorporation of the Corporation or by laws, the holders of Series E Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

SECTION 4.        REACQUIRED SHARES.

         Any Series E Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

SECTION 5.        LIQUIDATION, DISSOLUTION OR WINDING UP.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series E Preferred Shares shall be entitled to receive the greater of (a) $1.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock. If the Corporation at any time after the Rights Declaration Date (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of

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Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series E Preferred Shares were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 6.        CONSOLIDATION, MERGER, ETC.

         If the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series E Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation at any time after the Rights Declaration Date (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SERIES 7.         NO REDEMPTION.

         The Series E Preferred Shares shall not be redeemable.

SERIES 8.         RANKING.

         The Series E Preferred Shares shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

SERIES 9.         FRACTIONAL SHARES.

         Series E Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Preferred Shares.


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